UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2008

The Finish Line, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-20184	35-1537210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 899-1022

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On November 28, 2008, The Finish Line, Inc. (the “Company”) entered into a Retirement Agreement (“Agreement”) with Mr. Alan Cohen, the Company’s retiring Chief Executive Officer.  Under the terms of the Agreement, Mr. Cohen and the Company agreed that his retirement would take effect as of the close of business on November 30, 2008 (the “Retirement Date”).

The Agreement contains a compensatory obligation on behalf of the Company to provide Mr. Cohen with a Retirement Payment in the amount of $100,000, payable in early January of 2009. The Retirement Payment is provided in addition to any existing compensation arrangements Mr. Cohen has with the Company, including payments for unpaid salary and accrued vacation time through the Retirement Date.  In addition, the Company has agreed to amend the terms of Mr. Cohen’s bonus entitlement under the Finish Line Executive Officer Bonus Program for Fiscal Year 2009 (the “EBOP”) by including the Retirement Payment as part of Mr. Cohen’s salary for purposes of computing any bonus to which he may become entitled. Specifically, the payment under the EBOP to Mr. Cohen will be equal to the product of (i) the bonus percentage of base salary that would have been earned under the EBOP based on performance as if Mr. Cohen had been employed by the Company as CEO during the entire performance period, multiplied by (ii) the sum of the base salary actually paid to Mr. Cohen through the Retirement Date plus the Retirement Payment.

The Agreement confirms that Mr. Cohen is deemed retired as of the Retirement Date pursuant to equity award agreements entered into earlier between the Company and Mr. Cohen under the authority of the 2002 Stock Incentive Plan of the Company (as amended and restated).  Pursuant to the terms of those agreements all awards of Company stock options and Company incentive stock to Mr. Cohen vested on the Retirement Date.

The Agreement further contains a general release and waiver of claims by Mr. Cohen against the Company, as well as an obligation on behalf of Mr. Cohen not to engage in competitive business activity against the Company for a period of one year. The Agreement also acknowledges Mr. Cohen’s continued eligibility to participate in the Company’s medical plan, along with his also-eligible spouse, as well as an obligation to keep confidential any information deemed sensitive and/or confidential to the Company.

The foregoing summary of the Agreement is qualified in its entirety by the full text of the Agreement attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description of Exhibit

Exhibit 10.1	Retirement Agreement for Mr. Alan Cohen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date:	December 2, 2008	By:	/s/ Beau J. Swenson
Beau J. Swenson Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

Exhibit 10.1	Retirement Agreement for Mr. Alan Cohen